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                                                                     EXHIBIT 5.1

                         STRADLING YOCCA CARLSON & RAUTH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      660 NEWPORT CENTER DRIVE, SUITE 1600
                      NEWPORT BEACH, CALIFORNIA 92660-6441
                            TELEPHONE (949) 725-4000
                            FACSIMILE (949) 725-4100

                              SAN FRANCISCO OFFICE
                              44 MONTGOMERY STREET,
                                   SUITE 2950
                                 SAN FRANCISCO,
                                CALIFORNIA 94104
                                 TELEPHONE (415)
                                    765-9180
                                 FACSIMILE (415)
                                    765-9187


                                 August 10, 1998



Fidelity National Financial, Inc.
17911 Von Karman Avenue
Suite 300
Irvine, California  92614

        RE: Registration Statement on Form S-8

Ladies and Gentlemen:

        At your request, we have examined the form of Registration Statement on Form S-8 (the "Registration Statement") being filed by Fidelity National Financial, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 3,300,000 shares of the Company's common stock, $.0001 par value ("Common Stock"), issuable under the Company's 1991 Stock Option Plan and 1998 Stock Incentive Plan (the "Plans").

        We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

        Based on the foregoing, it is our opinion that the 3,300,000 shares of Common Stock, when issued under the Plans and against full payment therefor in accordance with the respective terms and conditions of the Plans, will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement.


                                            Very truly yours,

                                            /s/ STRADLING YOCCA CARLSON & RAUTH